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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):       December 31, 2002
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                            NOBLE INTERNATIONAL, LTD.
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             (Exact name of registrant as specified in its charter)


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          Delaware                    001-13581                     38-3139487
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(State or other jurisdiction  (Commission File Number)   (IRS Employer Identification No.)
of incorporation)
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                  28213 Van Dyke Avenue, Warren, Michigan 48093
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:     (586) 751-5600
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          (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

A.       Disposition of Assets of Noble Construction Equipment, Inc.

         On December 31, 2002, Noble International, Ltd. (the "Company"), through its wholly owned subsidiary, Noble Construction Equipment, Inc., ("NCE") a Tennessee corporation, consummated the disposition of substantially all of the assets of NCE. The aggregate consideration paid for the assets was Fourteen Million Dollars ($14,000,000) plus the assumption of NCE's trade payables.

         NCE is engaged in the design, fabrication and assembly of high quality rough terrain lift trucks, truck-mounted forklifts, wheeled tractor scrapers and large volume mining trucks. NCE had approximately 400 employees operating from its manufacturing facility in Lubbock, Texas, its docking facility in Del Rio, Texas, and its manufacturing facility in Acuna, Mexico, all of which will be retained by the larger. NCE leases the Lubbock and Del Rio facilities and owns the Acuna facility. The Company intends to operate the business in substantially the same manner.

         Proceeds from the sale will be used to reduce the Company's outstanding indebtedness under the Company credit facility with Comerica Bank.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

    (c)      Exhibits.

             2.1 Asset Purchase Agreement among Noble Construction Equipment, Inc, and Quantum Construction Equipment, LLC dated December 30, 2002.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NOBLE INTERNATIONAL, LTD.,
                                       a Delaware corporation
                                       (Registrant)


Date: January 14, 2003                 By:    /s/ Michael C. Azar
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                                           Michael C. Azar
                                           Secretary and General Counsel



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                                  EXHIBIT INDEX


Exhibit                             Description
No.

2.1 Asset Purchase Agreement among Noble Construction Equipment, Inc, and Quantum Construction Equipment, LLC dated December 30, 2002.